July 15, 2019

Interpace Diagnostics Acquires Cancer Genetics’ Biopharma Services Business Supported by Investment from Ampersand Capital Partners

Conference Call to be Held Tomorrow, Tuesday July 16, 2019 @ 8:30 am ET

PARSIPPANY NJ, July 15, 2019 (GLOBE NEWSWIRE) -- Interpace Diagnostics Group, Inc. (NASDAQ: IDXG) (“Interpace” or the “Company”), announced today that it has acquired assets and certain liabilities constituting the Biopharma Services business of Cancer Genetics, Inc. (NASDAQ: CGIX) (the “BioPharma Business”) for approximately $23.5 million subject to certain adjustments. The acquisition is expected to create a leading oncology testing and service company in the clinical diagnostic and Biopharma markets, leveraging sophisticated assays, novel algorithms and custom service capabilities across the continuum of oncology from precancerous assessment to drug discovery and clinical trial support. In conjunction with this acquisition Ampersand Capital Partners, one of the leading private equity firms in the diagnostic/biopharma sector, agreed to invest $27M in Interpace in two tranches of newly issued convertible preferred stock, a portion of which will be subject to approval by Interpace’s shareholders.

In 2018 the Biopharma Business of Cancer Genetics reported net revenues of approximately $15 million. Interpace believes that the BioPharma Business has significant potential to benefit from the Interpace molecular business, add new clients and grow revenue over time. Interpace further believes that the combined organization has the potential to be a leader in enabling personalized and precision medicine by offering advanced diagnostics, molecular marker testing, data solutions and biopharma services. The BioPharma Business will continue to provide its full suite of molecular and biomarker-based tests for its oncology and immuno-oncology drug development customers operating out of its existing laboratories in Rutherford, NJ and Research Triangle Park, NC.

“I am very excited about our acquisition of the BioPharma Business of Cancer Genetics, and the support and confidence that Ampersand Capital Partners has shown in our expertise and capabilities,” said Jack Stover, President & CEO of Interpace. “I believe that expanding more aggressively into the growing BioPharma sector with a strong product and service offering, as well as partnering with one of the leading private equity firms in this space, will be transformative for Interpace and will also benefit the patients and customers we now serve in each market.”

Herb Hooper, Managing Partner at Ampersand Capital Partners added, “We see the opportunity for Interpace, with its strong product portfolio and commercial capabilities, to be a platform for building a leading franchise in the oncology-related molecular and biopharma laboratory services space. Ampersand’s investment is intended to assist Interpace as it continues to add capabilities and accelerate its growth trajectory within both the clinical diagnostic and BioPharma markets.”

Under the terms of the acquisition agreement, Interpace purchased the BioPharma Business pursuant to a Uniform Commercial Code Article 9 transaction whereby secured creditors were paid off and Interpace made an additional payment of approximately $4.5 million to Cancer Genetics, using proceeds from the initial financing provided by Ampersand. In addition, Interpace issued Cancer Genetics a $7.7 million 6% interest bearing note due upon the earlier of Interpace’s shareholder approval and Ampersand’s second tranche investment or three years.

Ampersand’s investment in Interpace’s Preferred Stock has an initial conversion price to Common of $.80, subject to adjustment, representing a premium of approximately 14% over Interpace’s most recent closing bid price.

National Securities Corporation, a wholly-owned subsidiary of National Holdings Corporation (NASDAQ:NHLD) acted as financial advisor to Interpace in connection with the acquisition of the BioPharma Business and Pepper Hamilton LLP acted as legal advisor to Interpace in connection with the BioPharma Business acquisition and Ampersand financing.

Conference Call Information

Interpace will hold a conference call and webcast on Tuesday, July 16, 2019 at 8:30am ET to discuss today’s announcement. Details are as follows:

Date and Time: Tuesday, July 16, 2019 at 8:30 am ET

Dial-in Number (Domestic): (877) 407-0312

Dial-in Number (International): +1 (201) 389-0899

Confirmation Number: 13692704

Webcast Access: https://webcasts.eqs.com/interpacedia20190708/en

The webcast replay will be available on the Company’s website approximately two hours following completion of the call and archived on the Company’s website for 90 days.

About Interpace Diagnostics, Group, Inc.

Interpace’s Diagnostic Business is a fully integrated commercial and bioinformatics business that provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace currently has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary vs. metastatic origin. In addition, BarreGEN® for Barrett’s Esophagus, is currently in a clinical evaluation program whereby we gather information from physicians using BarreGEN® to assist us in positioning the product for full launch, partnering and potentially supporting reimbursement with payers. Interpace’s mission is to provide personalized medicine through molecular diagnostics, innovation and data to advance patient care based on rigorous science. For more information, please visit Interpace’s website at www.interpacediagnostics.com.

The Biopharma Services Business

Interpace’s Biopharma Business is a market leader in providing pharmacogenomics testing, genotyping, and biorepository services to the pharmaceutical and biotech industries. The Biopharma Business also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, and improving patient care.

About Ampersand Capital Partners

Founded in 1988, Ampersand is a middle market private equity firm dedicated to growth-oriented investments in the healthcare sector. With offices in Boston, MA and Amsterdam, Netherlands, Ampersand leverages a unique blend of private equity and operating experience to build value and drive superior long-term performance alongside its portfolio company management teams. Ampersand has helped build numerous market-leading companies across each of its core healthcare sectors, including Avista Pharma Solutions, Brammer Bio, Confluent Medical, Genewiz, Genoptix, Talecris Biotherapeutics, and Viracor-IBT Laboratories. Additional information about Ampersand is available at www.ampersandcapital.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the fact that there is no assurance that there will be shareholder approval of a portion of Ampersand’s investment or that Ampersand will make the second tranche investment, that the acquisition will be successfully integrated with the Company, or that the potential benefits of the acquisition, including future revenues, will be successfully realized, the Company’s history of losses, the market’s acceptance of its tests, the Company’s ability to retain and secure reimbursement, and the Company’s ability to maintain its NASDAQ listing, among other things. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Investor Relations - Edison Group Joseph Green (646) 653-7030

jgreen@edisongroup.com

Source: Interpace Diagnostics Group, Inc.